                                                                    EXHIBIT 99.1

                                (CANCERVAX LOGO)


CONTACT:

Julie Ames
CancerVax Corporation
Director, Corporate Communications
760-494-4252

Pam Lord
Atkins + Associates
Media & Investor Relations
858-527-3494

                CANCERVAX CORPORATION REPORTS THIRD QUARTER 2003
                                FINANCIAL RESULTS

CARLSBAD, CA - DECEMBER 11, 2003 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today financial results for the third quarter of 2003. For the three months ended September 30, 2003, the Company reported a net loss of $10.0 million, as compared to a net loss of $8.1 million for the same period in 2002. For the nine months ended September 30, 2003, CancerVax reported a net loss of $26.4 million, as compared to a net loss of $26.8 million for the same period in 2002.

As of September 30, 2003, the Company had cash, cash equivalents and securities available-for-sale of $52.4 million.

On November 4, 2003, CancerVax completed its initial public offering of 6,000,000 shares of common stock at $12.00 per share. Net proceeds from the offering of approximately $65.3 million and the number of shares issued will be reflected in CancerVax's fourth quarter 2003 financial results.

"CancerVax's IPO was preceded by a third quarter during which we raised net proceeds of $41.2 million through the private placement of preferred stock, ensuring a solid cash position as we entered the IPO process," said David F. Hale, President and CEO of CancerVax. "The funds raised through these offerings will support our two international Phase III clinical trials of Canvaxin(TM), our specific active immunotherapeutic product candidate, for the treatment of advanced-stage melanoma. Our augmented cash position will also permit us to continue to scale-up our manufacturing process and to advance our preclinical pipeline of antibody and peptide product candidates for the treatment of other cancers."

THIRD QUARTER 2003 HIGHLIGHTS

Highlights of the third quarter include CancerVax's completion of a $41.2 million financing through the private placement of Series C Preferred Stock with existing and new investors. Progress was also demonstrated in the Company's clinical programs, with the number of sites participating in CancerVax's Phase 3 clinical trials for Stage III and Stage IV melanoma increasing to over 65 sites. As of December 1, 2003, 800 patients had been enrolled in the Stage III clinical trial and 326 patients had been enrolled in the Stage IV clinical trial. Additionally, CancerVax presented favorable data at the Annual Meeting of the American Association for Cancer Research for two of its humanized monoclonal antibodies from its preclinical portfolio of anti-angiogenic compounds. Finally, to comply with NASDAQ audit committee requirements and in line with its objective of maintaining high corporate governance standards,
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CancerVax appointed Phillip M. Schneider, former Senior Vice President and Chief
Financial Officer at IDEC Pharmaceuticals Corporation (now Biogen Idec Inc.) as an independent member of its Board of Directors, and Chairman of the Audit Committee.

FINANCIAL REVIEW

Total operating expenses were $9.9 million for the third quarter of 2003, as compared to $8.2 million for the third quarter of 2002. The increase in expenses primarily reflects increased employee headcount in the clinical affairs, quality and research departments and increased operating costs associated with our Phase 3 clinical trials of Canvaxin(TM) due to increased patient enrollment. Total operating expenses were $26.1 million for the nine months ended September 30, 2003, versus $27.0 million for the same period in 2002. The decrease in expenses primarily reflects a one-time charge of $2.8 million for purchased in-process research and development associated with an acquisition in January 2002.

Cash, cash equivalents and securities available-for-sale totaled $52.4 million at September 30, 2003, compared to $36.2 million at December 31, 2002. This increase resulted primarily from net proceeds of $41.2 million from the Series C Preferred Stock issued in August 2003, but does not reflect the estimated proceeds of $65.3 million, net of underwriting discounts and offering expenses, from the Company's initial public offering, which closed on November 4, 2003.

Net loss applicable to common stockholders for the three months ended September 30, 2003, was $27.4 million or $57.14 per share, versus $10.3 million, or $32.46 per share, for the same period in 2002. Net loss applicable to common stockholders for the nine months ended September 30, 2003, was $48.1 million, or $113.33 per share, versus $32.3 million, or $124.87 per share, for the same period in 2002. Included in the net loss applicable to common stockholders for the three and nine months ended September 30, 2003 was a non-cash, deemed dividend on the Company's Series C Preferred Stock issued in August 2003 of $14.8 million, or $30.86 loss per share and $34.83 loss per share for the three and nine months ended September 30, 2003, respectively. The deemed dividend was the result of the Series C Preferred Stock being sold at a price per share below the initial public offering price.

The net loss per share amounts were computed based on the shares of common stock outstanding prior to the Company's initial public offering. On the date of the initial public offering, shares of outstanding preferred stock were automatically converted into 20.1 million shares of common stock. On a pro forma basis, assuming the conversion of all the preferred stock from the original dates of issuance, net loss would have been $1.35 per share and $0.52 per share for the three months ended September 30, 2003 and 2002, respectively, and $2.47 per share and $1.90 per share for the nine months ended September 30, 2003 and 2002, respectively.

CONFERENCE CALL AND WEBCAST TODAY AT 4:30PM EASTERN TIME

CancerVax management will host a conference call today to discuss the third quarter financial results and its business overview at 4:30 p.m. Eastern Time. A live audio webcast of management's presentation will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing 800-299-9630 (domestic) or 617-786-2904 (international) and requesting the CNVX call hosted by David Hale. The webcast will also be archived on CancerVax's website.

ABOUT CANCERVAX CORPORATION (www.cancervax.com)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in two international Phase 3 clinical trials for the treatment of patients with Stage III or IV, or advanced-stage, melanoma. The Company is also finalizing the design of a Phase 2 clinical trial in patients with Stage III colorectal cancer. In addition to Canvaxin(TM), the Company has a number of product candidates in research and preclinical development, including a specific active immunotherapy product candidate for lung cancer and several monoclonal antibodies and peptides that target other cancers. The Company also plans to identify and develop new product candidates based on our proprietary specific active immunotherapy platform, our anti-angiogenesis technology platform, and other technologies. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, California and our biologics manufacturing facility is located in Los Angeles, California.

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the progress and timing of its clinical trials; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing its products; unexpected adverse side effects or inadequate therapeutic efficacy of its products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Prospectus on Form 424 (b)(4) filed on October 30, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CancerVax(R) is a registered trademark of CancerVax Corporation.
Canvaxin(TM) is a trademark of CancerVax Corporation.
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                              CANCERVAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     2003             2002
                                                                 -------------    ------------
ASSETS                                                            (Unaudited)
Current assets:
   Cash and cash equivalents .................................   $  45,950,062    $ 26,082,735
   Securities available-for-sale .............................       6,419,689      10,117,513
   Other current assets ......................................          97,627         133,303
                                                                 -------------    ------------
Total current assets .........................................      52,467,378      36,333,551
Property and equipment, net ..................................      10,310,332      10,844,774
Goodwill .....................................................       5,381,147       5,381,147
Intangibles, net .............................................         558,173         587,940
Other assets .................................................       1,518,181         489,215
Restricted cash, long-term ...................................       1,550,000       1,550,000
                                                                 -------------    ------------
Total assets .................................................   $  71,785,211    $ 55,186,627
                                                                 -------------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued liabilities ..................   $   5,084,331    $  3,907,811
   Current portion of long-term debt .........................       6,023,092       2,960,182
                                                                 -------------    ------------
Total current liabilities ....................................      11,107,423       6,867,993
Long-term debt, net of current portion .......................       2,593,437       7,379,249
Deferred rent ................................................         273,506         236,079
Redeemable convertible preferred stock, $.00004 par value;
   56,364,254 and 35,791,465 shares authorized at September
   30, 2003 and December 31, 2002, respectively; 55,727,829
   and 35,155,040 shares issued and outstanding at September
   30, 2003 and December 31, 2002, respectively (1) ..........     144,638,280      96,581,528
Stockholders' equity (deficit):
   Convertible preferred stock, $.00004 par value; 31,579,187 shares authorized at September 30, 2003 and December 31,
     2002, respectively; 27,188,877 shares issued and
     outstanding at September 30, 2003 and December 31, 2002,
     respectively (1) ........................................           1,087           1,087
   Common stock, $.00004 par value; 105,000,000 and 80,000,000 shares authorized at September 30, 2003 and December 31,
     2002, respectively; 601,266 and 495,684 shares issued and
     outstanding at September 30, 2003 and December 31, 2002,
     respectively (1) ........................................              24              20
   Additional paid-in capital ................................      34,455,214      14,408,517
   Unrealized gain (loss) on securities available-for-sale ...          13,395         (42,796)
   Deferred compensation .....................................      (4,247,087)     (1,267,586)
   Accumulated deficit .......................................    (117,050,068)    (68,977,464)
                                                                 -------------    ------------
Total stockholders' equity (deficit) .........................     (86,827,435)    (55,878,222)
                                                                 -------------    ------------
Total liabilities and stockholders' equity (deficit) .........   $  71,785,211    $ 55,186,627
                                                                 =============    ============

(1) With the completion of the Company's initial public offering in November 2003, all of the Company's preferred stock converted to common stock. Had the conversion occurred as of September 30, 2003, there would have been 20,708,143 shares of common stock outstanding and no shares of preferred stock outstanding.
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                              CANCERVAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                                  SEPTEMBER 30,                   SEPTEMBER 30,
                                          ----------------------------    ----------------------------
                                              2003            2002            2003            2002
                                          ------------    ------------    ------------    ------------
Operating expenses:
  Research and development ............   $  7,165,723    $  6,151,321    $ 19,374,329    $ 17,764,076
  General and administrative ..........      1,756,783       1,674,602       4,901,065       5,256,475
  Amortization of employee stock-based
     compensation .....................        984,632         355,687       1,779,148       1,125,709
  Purchased in-process research and
     development ......................             --              --              --       2,840,000
                                          ------------    ------------    ------------    ------------
Total operating expenses ..............      9,907,138       8,181,610      26,054,542      26,986,260

Other income (expense):
  Interest income .....................        112,193         210,975         332,157         533,857
  Interest expense ....................       (218,011)       (142,049)       (707,165)       (388,439)
                                          ------------    ------------    ------------    ------------
Total other income (expense) ..........       (105,818)         68,926        (375,008)        145,418
                                          ------------    ------------    ------------    ------------

Net loss ..............................    (10,012,956)     (8,112,684)    (26,429,550)    (26,840,842)
Accretion to redemption value of
  redeemable convertible preferred
  stock ...............................     (2,568,764)     (2,149,645)     (6,868,053)     (5,485,763)
Deemed dividend-beneficial conversion
  feature for Series C preferred stock     (14,775,003)             --     (14,775,003)             --
                                          ------------    ------------    ------------    ------------
Net loss applicable to common
  stockholders ........................   $(27,356,723)   $(10,262,329)   $(48,072,606)   $(32,326,605)
                                          ============    ============    ============    ============

Basic and diluted net loss per share ..   $     (57.14)   $     (32.46)   $    (113.33)   $    (124.87)
                                          ============    ============    ============    ============
Shares used to compute basic and
  diluted net loss per share ..........        478,797         316,138         424,184         258,881
                                          ============    ============    ============    ============
Pro forma basic and diluted net loss
  per share (1) .......................   $      (1.35)   $      (0.52)   $      (2.47)   $      (1.90)
                                          ============    ============    ============    ============
Pro forma shares used in computing
  basic and diluted net loss per share
  (1) .................................     18,349,501      15,722,183      16,677,516      14,098,517
                                          ============    ============    ============    ============

The allocation of employee stock-based
  compensation is as follows:
  Research and development ............   $    332,369    $     87,768    $    568,108    $    306,335
  General and administrative ..........        652,263         267,919       1,211,040         819,374
                                          ------------    ------------    ------------    ------------
                                          $    984,632    $    355,687    $  1,779,148    $  1,125,709
                                          ============    ============    ============    ============

(1) Pro forma per share information is calculated by dividing the net loss, less the deemed dividend, by the weighted average common shares outstanding during the period. The weighted average shares outstanding also include the conversion of the preferred stock from the original dates of issuance.

                                      #####